Exhibit 99.(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 5 to Registration Statement No. 333-202638 on Form N-2 of our report dated May 21, 2015 relating to the statement of assets and liabilities of Tekla World Healthcare Fund as of May 19, 2015 and to the reference to us under the headings “Independent Registered Public Accounting Firm” in the Prospectus, which is a part of such Registration Statement.

/S/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

June 23, 2015